U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Amended Report May 7, 2013

(Date of earliest event reported): April 24, 2013

Internet Infinity, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-27633	95-4679342
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

220 Nice Lane #108

Newport Beach, CA 92663

Mail address: Box 1009

Newport Beach, CA 92659

(310) 493-2244

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Contents:

Exhibit I: April 24, 2013 Date earliest event reported:

Exhibit II: SEC April 26, 2013 Comment Letter concerning our April 24, 2013 8-K Filing No. 0-27633

Exhibit III: prior 10Q and 10K Auditor comments requested by SEC for the Reported Statements by the Auditor Kennedy. :

Exhibit IV: Auditor Kennedy’s May 3, 2013 written response to the SEC Comment as requested.

Exhibit V: Acknowledgement of the CEO and CFO of the Company required by the SEC concerning this matter.

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Exhibit I: Original 8-K report April 24, 2013

Item 4.01 Changes in Registrant’s Certifying Accountant.

“We are filling the Amended 8-K concerning our change of Auditors for Internet Infinity, Inc. (“ITNF”) following the Audit Committee/Board of Directors approval on April 22, 2013, and the April 26, 1993 Comment Letter from the SEC concerning Auditor Kennedy’s “Recent Accounting Pronunciations” for Audited and Reviewed Financial statement for Fiscal years ending March 31, 2011 and March 2012 and interim financial statements reported for the interim periods though 12/31/12.”

1. The principal accountant John Kinross-Kennedy report on the financial statements for either of the past two years ended March 31, 2011 and March 31, 2012 and subsequent interim periods through December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

However, the Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred significant losses and has an accumulated deficit of $2,237,182 and its total liability exceeds its assets by $743,720. The Company incurred net losses of $(18,617) and $(33,034) for the nine months ended December 31, 2012 and 2011, respectively.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates to redirect the structure and management to new profitable activities. The Company is also seeking strategic partners, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

2. For either of the past two years ended March 31, 2012 and March 2011 and subsequent interim periods through December 31, 2012 preceding the termination of Kinross-Kennedy, there were no disagreements with the former accountant Kinross-Kennedy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

3. For either of the past two years ended March 31, 2012 and March 2011 and subsequent interim periods through December 31, 2012 preceding the dismissal of Kinross-Kennedy and the retention of Anton & Chia, LLP, no new independent accountant had been engaged as either the principal accountant to audit the registrant’s financial statements, or as an independent accountant to audit a significant subsidiary and on whom the principal accountant is expected to express reliance in its report. Also, during this time there was no consultation with any other accountant prior to the retention of Anton & Chia, LLC.

4. We are providing today to the former accountant Kinross-Kennedy, a copy of the original 8K of 4/23/13 along with the disclosures we are making in response to this Item 304 that we are sending to the Commission for review. We are requesting the former accountant Kinross-Kennedy to furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. We the registrant shall file the former accountant’s letter as an exhibit to the report on registration statement containing this disclosure.

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We the registrant are requesting the former accountant to provide the letter as promptly as possible so that the registrant can file the letter with the Commission within ten business days after the filing of the report or registration statement. Notwithstanding the ten business day period, we the registrant shall file the letter by amendment within two business days of receipt; if the letter is received on a Saturday, Sunday or holiday on which the Commission is not open for business, then the two business day period shall begin to run on and shall include the first business day thereafter.

On April 22, 2013,Internet Infinity, Inc. (“Company”), through and with the recommendation of its Audit Committee and approval of its Board of Directors, engaged Anton & Chia, LLC. CPAs as its independent registered public accounting firm.

Concurrent with the engagement of Anton & Chia, LLC. (“Anton & Chia”), the Company dismissed the engagement of Kinross-Kennedy (“Kennedy”) from its position as the Company’s independent registered public accounting firm. Kennedy served as the Company’s independent registered public account firm since July 31, 2010. No report on the Company’s financial statements prepared by Kennedy during the fiscal years ended March 31, 2012 and March 31, 2011 and the subsequent interim period through December 31, 2012 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the fiscal years ended March 31, 2012 and March 31, 2011 and the subsequent interim period through December 31, 2012, there were no disagreements between the Company and Kennedy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Kennedy, would have caused it to make reference to the subject matter of the disagreement in connection with a report. The Company’s Audit Committee recommended the dismissal of Kennedy, and such recommendation was adopted by the Company’s Board of Directors.

In accordance with Item 304(a) (3) of Regulation S-K, the Company has provided Kennedy a copy of the disclosures it is making in this Amended Current Report on Form 8-K prior to filing with the SEC and requested that Kennedy furnish the Company with a letter addressed to the SEC stating whether or not Kennedy agrees with the above statements including the Recent Accounting Pronouncement stated above in Item 1. Concerning “Going Concern.”

During the fiscal years ended March 31, 2012 and March 31, 2011 and the subsequent interim period through December 31, 2012, neither the Company nor anyone on its behalf has consulted with Anton & Chia regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We have requested a letter from dismissed Kennedy. And they have agreed to submit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Infinity, Inc.

Date: May 8, 2013	By:	/s/ George Morris
George Morris, Chief Executive Officer
Chief Financial Officer

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Exhibit II. See SEC April 26, 2013 Comment Letter concerning our April 24, 2013 8-K Filing No. 0-27633

Exhibit III: Recent Accounting Pronouncements

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

Going Concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred significant losses and has an accumulated deficit of $2,237,182 and its total liability exceeds its assets by $743,720. The Company incurred net losses of $(18,617) and $(33,034) for the nine months ended December 31, 2012 and 2011, respectively.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates to redirect the structure and management to new profitable activities. The Company is also seeking strategic partners, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

EXHIBIT IV. Auditor Kennedy’s May 3, 2013 written response to the SEC Comment as requested.

May 3, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Re: Internet Infinity Inc.

Dear Sirs/Madams:

I have read Item 4.01 of the Current Report on Form 8-K/A dated (April 24) 2013 of Internet Infinity, Inc. and I agree with the statements made therein concerning my firm.

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In my “Report of Independent Registered Public Accounting Firm” on the financial statements of Internet Infinity, Inc. for the year ended March 31, 2012 I reported:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 3 to the financial statements, the Company has incurred significant losses and has limited revenue. This raises substantive doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Very truly yours,

/s/ John Kinross-Kennedy
John Kinross-Kennedy

Exhibit V. Acknowledgement of CEO and CFO of Company required by the SEC concerning this matter.

Dear Ms. Guobadia:

This letter is in response to your letter dated April 26, 2013. For your ease of reference, we have repeated your comments in this response. We have also filed Amendment No. 1 (the “Amendment”) to the Form 8-K that was filed with the Commission on May 7, 2013 (the “Filing”).

Finally, we acknowledge the following:

●	the action of the Commission or the staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the company from its full responsibility for the adequacy and accuracy of the disclosure in the filing;

●	should the Commission or the staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filing; and

●	the company may not assert staff comments and the declaration of effectiveness as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Very truly yours,

Internet Infinity, Inc.

/S/ George P Morris
Name: George P Morris
Title: President, CEO, CFO

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